Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Report to Shareholders of Schroder Total Return Fixed Income Fund, Schroder U.S. Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund, Schroder International Multi-Cap Value Fund, Schroder Absolute Return EMD and Currency Fund, Schroder Long Duration Investment-Grade Bond Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Emerging Market Multi-Cap Equity Fund and Schroder Emerging Market Multi-Sector Bond Fund (constituting Schroder Series Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 18, 2014